Exhibit 4.1

VINTAGE WINE ESTATES, INC. (INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA THE LAWS OF THE THIS CERTIFIES THAT ** SPECIMEN ** NUMBER CERT. 9999 is the registered owner of * NINE BILLION AND 00/100 * FULLY PAID AND NON-ASSESSABLE COMMON SHARES IN THE CAPITAL OF VINTAGE WINE ESTATES, INC. transferable only on the books of the Corporation by the registered holder in person or by duly authorized Attorney on surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar of the Corporation. IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers. DATED COUNTERSIGNED AND REGISTERED by TSX Trust Company Toronto, Ontario, Canada, and \>; Vancouver, British Columbia, Canada, Transfer Agent and. Registrar i1 ‘ ‘ COUNTERSIGNED by Continental Stock Transfer & Trust 1 State Street, 30th Floor OR New York, NY 10004 AUTHORIZED OFFICER Co-Transfer Agent AUTHORIZED OFFICER The Shares represented by this Certificate are transferable at the offices of TSX and at the offices of Continental Stock Transfer & Trust Company, SECURITY INSTRUCTIONS ON REVERSE VOIR LES INSTRUCTIONS DE SECURITE AU VERSO NUMBER CERT.9999 SHARES **9,000,000,000***** ***9,000,000,000**** ***9,000,000,000*** ****9,000,000,000*** *****9,000,000,000** ******9,000,000,000* CUSIP: ISIN: Chief Executive Officer Chief Financial Officer Printed by datacm.com

FOR VALUE RECEIVED, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL INSURANCE NUMBER OF TRANSFEREE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Stock on the Books of the within named Corporation, with full power of substitution in the premises. Dated: Signature: NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A SCHEDULE 1 CANADIAN CHARTERED BANK OR AN ELIGIBLE GUARANTOR INSTITUTION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM. Guaranteed by: 999999 TIR5405 ACCT 9999 CERT.9999 RESTRICTIONS THIS IS WATERMARKED PAPER. DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE. SECURITY INSTRUCTIONS – INSTRUCTIONS DE SECURITE